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                                                                     EXHIBIT 1.3


                                WARRANT AGREEMENT


                                 BY AND BETWEEN


                             SOMANETICS CORPORATION


                                       AND


                            BREAN MURRAY & CO., INC.


                         DATED AS OF DECEMBER ___, 2001



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                                WARRANT AGREEMENT

         WARRANT AGREEMENT, dated as of December __, 2001 (this "Agreement"), by and between SOMANETICS CORPORATION, a Michigan corporation (the "Company"), and BREAN MURRAY & CO., INC. (the "Placement Agent") (the Company and the Placement Agent are referred to collectively herein as the "Parties").


         The Company proposes to issue to the Placement Agent warrants as hereinafter described (the "Warrants") to purchase up to an aggregate of 100,000 shares of the Company's common shares, $0.01 par value per share (the "Common Shares"), subject to adjustment as provided in Section 8 hereof (such 100,000 shares, as adjusted, being hereinafter referred to as the "Shares"), each warrant entitling the holder ("Holder") thereof to purchase one Common Share. All capitalized terms used herein and not otherwise defined herein shall have the same meanings as in that certain Placement Agency Agreement, of even date herewith, by and between the Company and the Placement Agent.


         NOW, THEREFORE, in consideration of the following promises and mutual agreements and for other good and valuable consideration, the Parties agree as follows:

         1. ISSUANCE OF WARRANTS; FORM OF WARRANT. On the Closing Date, the Company will issue, sell and deliver the Warrants to the Placement Agent or its bona fide officers for an aggregate price of $100. The Warrants shall be issued to the Placement Agent or such designees in the amounts set forth on Schedule I attached hereto. The form of the Warrant and of the form of election to purchase Shares to be attached thereto shall be substantially as set forth on Exhibit A attached hereto. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future President or any Vice President of the Company, under its corporate seal, affixed or in facsimile, and attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. The Placement Agent and each other Holder, severally and not jointly, represents and warrants to the Company that (i) such Holder is acquiring the Warrants, and any Shares acquired upon exercise of any Warrants, for such Holder's own account and not with a view to, or for sale in connection with, any distribution of the Warrants or any Common Shares, unless such distribution is registered or exempt from registration under the Securities Act of 1933, as amended (the "Act"), and any applicable state and foreign securities or blue sky laws and (ii) such Holder is aware that the Warrants and the Shares have not been registered under the Act or the securities or blue sky laws of any state or other jurisdiction, and that the Warrants may not be exercised and the Warrants and the Shares may not be resold (and the Holder covenants not to resell them) unless they are registered under applicable Federal and state securities laws or unless exemptions from all such applicable registration requirements are available, and that the Warrants and the Shares will be legended to indicate the foregoing restrictions.

         2. REGISTRATION. The Warrants shall be numbered and shall be registered in a Warrant register (the "Warrant Register"). The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and


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shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or are to be registered in the name of a fiduciary or the nominee of a fiduciary. The Warrants shall be registered initially in the name of the Placement Agent in such denominations as the Placement Agent may request in writing from the Company; provided, however, that the Placement Agent may designate that all or a portion of the Warrants be issued in varying amounts directly to its bona fide officers and not to the Placement Agent. Such designation will only be made by the Placement Agent if it determines that such issuances would not violate the interpretation of the Board of Governors of the National Association of Securities Dealers, Inc. (the "NASD") relating to the review of corporate financing arrangements.

         3. TRANSFER OF WARRANTS. The Warrants will not be sold, transferred, assigned or hypothecated, in part or in whole, prior to the first anniversary of the effective date of the Registration Statement (the "Effective Date"), and thereafter only to bona fide officers, directors, shareholders, employees or registered representatives of the Placement Agent upon written request to the Company (including a certificate of the Holder that the transferee is a permitted transferee under this Section 3) delivered in accordance with Section 12 hereof and upon delivery of the Warrant Certificate to the Company with the form of assignment at the end thereof duly endorsed by the Holder or by its duly authorized attorney or representative. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the persons entitled thereto. Any of the Warrants may be exchanged at the option of its Holder for other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Common Shares upon surrender of the Warrants to the Company or its duly authorized agent. The Company may require payment of a sum sufficient to cover all taxes and other governmental charges that may be imposed in connection with any transfer, exchange or other disposition of the Warrants or Shares. However, the Company shall have no obligation to cause Warrants or Shares to be transferred on its books to any person, if such transfer would violate the Act, the rules and regulations promulgated thereunder (the "Rules and Regulations") or applicable state securities laws, rules and regulations.

4.       TERM OF WARRANTS; EXERCISE OF WARRANTS.

                  (a) TERM OF WARRANTS. Each Warrant entitles the registered owner thereof to purchase one fully paid and nonassessable Share at a purchase price of [120% of the offering price] per Share (as adjusted from time to time pursuant to the provisions hereof, the "Exercise Price") at any time from the first anniversary of the Effective Date until 5:00 p.m., New York City time, on December ___, 2006 (the "Warrant Expiration Date").

                  (b) EXERCISE OF WARRANTS. The Exercise Price and the Shares issuable upon exercise of Warrants are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of Section 8 of this Agreement. Subject to the provisions of this Agreement, and in addition to the right to surrender Warrants without any cash payment as set forth in subsection


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(c) below, each Holder shall have the right, which may be exercised as set forth in such Warrants, to purchase from the Company (and the Company shall issue and sell to such Holder) the number of fully-paid and nonassessable Shares specified in such Warrants, upon surrender to the Company, or its duly authorized agent, of such Warrants, with the form of election to purchase attached thereto duly completed and signed, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank (not a savings bank or savings and loan association) or trust company located in the United States or a member of the NASD and upon payment to the Company of the Exercise Price, as adjusted in accordance with the provisions of Section 8 of this Agreement, for the number of Shares in respect of which such Warrants are then exercised and upon compliance with the requirements of the Act, the Rules and Regulations and applicable state securities laws, rules and regulations. No adjustment shall be made for any cash dividends paid to shareholders of record before the date on which the Warrants are exercised. Upon each surrender of Warrants, payment of the Exercise Price and compliance with the requirements of the Act, the Rules and Regulations and applicable state securities laws, rules and regulations, the Company shall issue and cause to be delivered with all reasonable dispatch, but in no event later than three (3) trading days following such surrender, to or (subject to Section
3) upon the written order of the Holder of such Warrants and (subject to Section
3) in such name or names as such Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrants, together with cash, as provided in Section 9 of this Agreement, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of Warrants, payment of the Exercise Price and compliance with the requirements of the Act, the Rules and Regulations and applicable state securities laws, rules and regulations as aforesaid; provided, however, that if, at the date of surrender of such Warrants, the transfer books for the Common Shares or other class of securities issuable upon the exercise of such Warrants shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall next be opened (whether before, on or after the Warrant Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty (20) days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holder(s) thereof, either in full or from time to time in part and, in the event that any Warrant is exercised in respect of less than all of the Shares issuable upon such exercise at any time prior to the Warrant Expiration Date, a new Warrant or Warrants will be issued for the remaining number of Shares specified in the Warrant so surrendered.

                  (c) PAYMENT OF EXERCISE PRICE. Payment of the Exercise Price may be made in cash, by wire transfer of immediately available funds or by certified check or official bank check payable to the order of the Company. In addition and in lieu of any cash payment, the Holder of the Warrants shall have the right at any time and from time to time to exercise the Warrants in full or in part by surrendering the Warrants in exchange for the number of Shares equal to the product of (x) the number of shares as to which the Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined in Section 8(d) below) of the Shares less the Exercise Price and the denominator of which is such Market Price.


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         5. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the issuance of Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any taxes payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Holder of Warrants in respect of which such Shares are issued, which taxes shall be paid by the Holder.

         6. MUTILATED OR MISSING WARRANTS. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of ownership of such Warrant and of such mutilation, loss, theft or destruction of such Warrant and indemnity and affidavit of loss, if requested, reasonably satisfactory to the Company. An applicant for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges and expenses as the Company may prescribe.

         7. RESERVATION OF SHARES, ETC. The Company has reserved, and shall at all times keep reserved, out of the authorized and unissued Common Shares, a number of Common Shares sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. American Stock Transfer & Trust Company, transfer agent for the Common Shares (the "Transfer Agent"), and any subsequent transfer agent for the Company's securities issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times until the Warrant Expiration Date to reserve such number of authorized and unissued shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's securities issuable upon the exercise of the Warrants. The Company will supply the Transfer Agent or any subsequent transfer agent with duly executed certificates for such purpose and will itself provide or make available any cash distributable as provided in
Section 9 of this Agreement. All Warrants surrendered in the exercise in compliance with this Agreement of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of Shares that are issuable upon the exercise of such Warrants. No Common Shares shall be subject to reservation in respect of unexercised Warrants after the Warrant Expiration Date.

         8. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and the number and kind of securities issuable upon exercise of each Warrant shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                  (a) If the Company (i) declares a dividend on its Common Shares in Common Shares or makes a distribution to all holders of its Common Shares in Common Shares without charge to such holders, (ii) subdivides its outstanding Common Shares, (iii) combines its outstanding Common Shares into a smaller number of Common Shares or (iv) issues by reclassification of its Common Shares other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving entity, but excluding those referred to in paragraph (b) below), the number and kind of Common Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of


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Common Shares or other securities of the Company which such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to immediately after the record date, if any, for such event.

                  (b) If the Company issues rights, options or warrants to all holders of its Common Shares, without any charge to such holders, entitling them to subscribe for or to purchase Common Shares at a price per share lower than the then current Market Price per Common Share at the record date mentioned below (as defined in paragraph (d) below), the Holders of unexercised Warrants as of such record date, upon exercise of such Warrants, shall receive the same rights, options or warrants which such Holder would have received or have been entitled to receive after such issuance, had such Warrants been exercised immediately prior to such issuance or any record date with respect thereto. Such adjustment shall be made whenever such rights, options or warrants are issued as described above, and shall become effective retroactively to immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

                  (c) If the Company distributes to all holders of its Common Shares, without any charge to such holders, shares of its stock other than Common Shares or evidences of its indebtedness or assets (excluding cash dividends and dividends or distributions referred to in paragraph (a) or (b) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase Common Shares (excluding those referred to in paragraph (a) or (b) above), then in each case the Holders of unexercised Warrants as of the record date mentioned below, upon exercise of such warrants, shall receive the same distribution which such Holder would have received or have been entitled to receive after such distribution, had such Warrants been exercised immediately prior to such distribution or any record date with respect thereto. Such adjustment shall be made whenever any such distribution is made as described above, and shall become effective on the date of distribution retroactive to immediately after the record date for the determination of shareholders entitled to receive such distribution.

                  (d) For the purpose of any computation under paragraph (b) of this Section 8, the current "Market Price" per Common Share at any date shall be the average of the daily closing prices for fifteen (15) consecutive trading days commencing twenty (20) trading days before the date of such computation. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange on which the shares are listed or admitted to trading, or if they are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of the Common Shares or, in case no sale is publicly reported, the average of the representative closing bid and asked quotations for the Common Shares on The Nasdaq National or SmallCap Market or any comparable system, or if the Common Shares are not listed on The Nasdaq Stock Market or a comparable system, the closing sale price of the Common Shares or, in case no sale is publicly reported, the average of the closing bid and asked


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prices as furnished by two members of the NASD selected from time to time by the
Company for that purpose.

                  (e) No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment but not later than three (3) years after the happening of the specified event or events. All calculations shall be made to the nearest one thousandth of a share.

                  (f) Whenever the number of Shares purchasable upon exercise of each Warrant is adjusted, as herein provided, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares so purchasable immediately thereafter.

                  (g) For the purpose of this Section 8, the term "Common Shares" shall mean (i) the class of stock designated as the Common Shares of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value, or from par value to no par value. If at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders become entitled to purchase any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in paragraphs (a) through (f), inclusive, and paragraphs (h) through (m), inclusive, of this Section 8, and the provisions of Sections 4, 5, 7 and 10 hereof, with respect to the Shares, shall apply on like terms to any such other shares.

                  (h) Upon the expiration of any rights, options, warrants or conversion rights or exchange privileges that caused adjustments under this
Section 8, such adjustments with respect to any Warrants that have not been exercised shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had such rights, options, warrants or conversion rights or exchange privileges never existed.

                  (i) The Company may, at its option at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company.

                  (j) Whenever the number of Shares issuable upon the exercise of each Warrant or the Exercise Price of such Shares is adjusted, as herein provided, the Company shall promptly mail by first class-mail, postage prepaid, to each Holder notice of such adjustment or adjustments. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the Holder to whom the Company failed to mail such notice or whose notice was defective. A certificate of an officer of the Company, on behalf of


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the Company, that such notice has been mailed shall be prima facie evidence of the facts stated therein. After any such adjustment, the Company shall prepare a certificate setting forth the number of Shares issuable upon the exercise of each Warrant and the Exercise Price of such Warrant after such adjustment, setting forth a brief statement of the facts requiring such adjustment. Such certificate shall, except as provided below, be conclusive as to the correctness of such adjustment and each Holder shall have the right to inspect such certificate during reasonable business hours. Any determination as to whether an adjustment is required pursuant to this Section 8, or as to the amount of any such adjustment, shall be initially made in good faith by the Board of Directors of the Company. If the Holders of a majority of the then outstanding Warrants shall, in the exercise of their discretion, object to such determination, the amount of such adjustment shall be made by an independent accounting or investment banking firm selected by the Holders of a majority of the then outstanding Warrants and reasonably acceptable to the Company.

                  (k) Except as provided in this Section 8, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

                  (l) If the Company consolidates with or merges into another corporation or if the Company sells or conveys all or substantially all its property to another corporation, or if the Company enters into a statutory share exchange with another Company pursuant to which its Common Shares are exchanged for, or changed into, securities or property of another Company, the Company or such successor or purchasing corporation (or an affiliate of such successor or purchasing corporation), as the case may be, agrees that each Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) which such Holder would have owned or been entitled to receive after the happening of the consolidation, merger, sale, conveyance or share exchange had such Warrant been exercised immediately prior to such action. The provisions of this paragraph (1) shall apply to successive consolidations, mergers, sales, conveyances or share exchanges.

                  (m) Notwithstanding any adjustment in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants pursuant to this Agreement, certificates for Warrants issued prior or subsequent to such adjustment may continue to express the same price and number and kind of shares as are initially issuable pursuant to this Agreement.

         9. FRACTIONAL INTERESTS. The Company shall not be required to issue fractions of Shares on the exercise of Warrants. If more than one Warrant is presented for exercise in full at the same time by the same Holder, the number of Shares issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Shares issuable on exercise of the Warrants so presented. If any fraction of a Share would, except for the provisions of this
Section 9, be issuable on the exercise of any Warrants (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the current Market Price per share of Common Shares (determined as provided in Section 8(d) of this Agreement) on the date of exercise.


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         10. REGISTRATION RIGHTS.

                  (a)     DEMAND REGISTRATION RIGHTS.

                           (i) The Company covenants and agrees with the
                  Placement Agent and any other or subsequent Holders of the Registrable Securities (as defined in paragraph (f) of this Section 10) that, upon the written request of the then Holder(s) of Warrants, Registrable Securities, or both, representing at least a majority of the Common Shares underlying the Warrants originally issued to the Placement Agent or its designees, made at any time within the period commencing one (1) year and ending five (5) years after the Effective Date, the Company will file as promptly as practicable and, in any event, within 60 days after receipt of such written request, at its expense (other than (x) all underwriters', broker-dealers', placement agents' and similar selling discounts, commissions and fees relating to the sale of the Holder's Registrable Securities, (y) any costs and expenses of counsel, accountants or other advisors retained by the Holder and (z) all transfer, franchise, capital stock and other taxes, if any, applicable to the Holder's Registrable Securities (collectively, "Holders' Expenses"), all of which shall be paid by the Holder), no more than once (except as otherwise provided below), a post-effective amendment (the "Amendment") to the Company's Registration Statement on Form S-l, Registration No. 333-[ ] as filed with the Securities and Exchange Commission on December ___, 2001, or a new registration statement on an appropriate form under the Act, registering or qualifying the Registrable Securities for sale in accordance with the intended method of sale or other disposition described in such request. Within fifteen (15) days after receiving any such notice, the Company shall give notice to the other Holders of the outstanding Warrants or Registrable Securities advising that the Company is proceeding with such Amendment or registration statement and offering to include the Registrable Securities of such Holders. The Company shall not be obligated to any other such Holder unless that other Holder accepts such offer by notice in writing to the Company within twenty (20) days thereafter. The Company will use its best efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to file and cause such Amendment or registration statement to become effective as promptly as practicable (but in any event within 90 days of the initial filing of such Amendment or registration statement) and for a period of 12 months thereafter to reflect in the Amendment or registration statement financial statements which are prepared in accordance with Section 10(a)(3) of the Act and any facts or events arising that, individually, or in the aggregate, represent a fundamental or material change in the information set forth in the Amendment or registration statement to enable Holders of the Registrable Securities registered to sell such Registrable Securities. The Holders may sell the Registrable Securities pursuant to the Amendment or registration statement without exercising the Warrants. If any registration pursuant to this paragraph (a) is an underwritten offering, the Holders of a majority of the Registrable Securities to be included in such registration shall be entitled to select the underwriter or managing underwriter (in the case of a syndicated offering) of such offering.


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

                           (ii) Anything in this Section 10(a) to the contrary
                  notwithstanding, if the Company's securities proposed to be registered for sale are to be distributed in an underwritten offering and the managing underwriter shall advise the Company in writing that, in its opinion, the amount of securities to be offered should be limited in order to assure a successful offering, the amount of Registrable Securities to be included in such Amendment or registration statement shall be so limited and shall be allocated among the persons selling such securities in the following order of priority: (x) first to be registered will be the securities subject to any demand or piggyback registration rights granted by the Company before the Effective Date, (y) next to be registered will be the Registrable Securities in proportion, as nearly as practicable, to the number of Registrable Securities desired and eligible to be sold by each Holder of such Registrable Securities and (z) next to be registered will be any other Common Shares subject to similar demand or piggyback registration rights granted by the Company in proportion, as nearly as practicable, to the number of Common Shares desired and eligible to be sold by each holder of such Common Shares. In the event that, (x) pursuant to the preceding sentence, the managing underwriter limits the number of Registrable Securities that the Holders desire to have registered, and (y) the Company does not thereafter effect a registration to include the Registrable Securities that the Holders were not then permitted to sell within 180 days after the effective date of the Amendment or registration statement from which the Holders have been excluded, then, at any time after such 180-day period until the period ending five years after the Effective Date, the Holders of a majority of such Registrable Securities not so included may make a request to the Company for registration under the Act of all or part of such Registrable Securities not so included in accordance with
                  Section 10(a)(ii).

                           (iii) Notwithstanding anything in this Section 10(a)
                  to the contrary, the Company will not be required to file an Amendment or registration statement (i) at a time when the audited financial statements required to be included therein are not available, which time shall be limited to the period commencing 135 days after the end of the Company's third quarter and ending 90 days after the end of such fiscal year, or (ii) for the period beginning with the filing of a registration statement under the Act with respect to a public offering by the Company of its securities and ending 180 days after the closing of such public offering, or (iii) if in the reasonable opinion of the Company it would adversely impact the Company in its capital raising plans or otherwise (in which latter case filing may be delayed for up to 135 days).

                  (b) PIGGYBACK REGISTRATION RIGHTS. The Company covenants and agrees with the Placement Agent and any other Holders or subsequent Holders of the Registrable Securities that if, at any time within the period commencing one
(1) year and ending five (5) years after the Effective Date, it proposes to file a new registration statement with respect to the public sale of Common Shares for cash (other than in connection with an offering to the Company's employees, an acquisition, merger or similar transaction, an employee benefit plan, an exchange offer or a dividend reinvestment plan) under the Act in a primary registration on behalf of the Company and/or in a secondary registration on behalf of holders of such securities and the

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

registration form to be used may be used for registration of the Registrable Securities, the Company will give written notice at least 30 days prior to such filing to the Holders of Warrants or Registrable Securities (regardless whether some of the Holders have theretofore availed themselves of the right provided in
Section 10(a) of this Agreement) at the addresses appearing on the records of the Company of its intention to file a registration statement and will offer to use its reasonable efforts to include in such registration statement any of the Registrable Securities, subject to paragraphs (i) and (ii) of this paragraph
(b), such number of Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the giving of notice by the Company. All registrations requested pursuant to this paragraph (b) are referred to herein as "Piggyback Registrations". All Piggyback Registrations pursuant to this paragraph (b) will be made solely at the Company expense, except for the Holders' Expenses, which shall be paid by the Holder. If the securities or blue sky laws of any jurisdiction in which the securities so registered are proposed to be offered would require the Holder's payment of greater registration expenses than those otherwise required by this
Section 10 and if the Company shall determine, in good faith, that the offering of such securities in such jurisdiction is necessary for the successful consummation of the registered offering, then the Holder shall either agree to pay the portion of the registration expenses required by the securities or blue sky laws of such jurisdiction to be paid by the Holder or withdraw his request for inclusion of his Registrable Securities in such registration.

                           (i) Priority on Primary Registrations. If a Piggyback
                  Registration is part of an underwritten primary registration for the Company, and the managing underwriter(s) for such offering advise(s) the Company in writing that, in its opinion, the amount of securities to be offered should be limited in order to assure a successful offering, the amount of Registrable Securities to be included in such registration statement shall be so limited and shall be allocated among the persons selling such securities in the following order of priority: (w) first to be registered will be the securities the Company proposes to sell, (x) next to be registered will be the securities subject to any demand or other piggyback registration rights granted by the Company before the Effective Date, (y) next to be registered will be the Registrable Securities in proportion, as nearly as practicable, to the number of Registrable Securities desired and eligible to be sold by each Holder of such Registrable Securities and (z) next to be registered will be any other Common Shares subject to similar demand or piggyback registration rights granted by the Company in proportion, as nearly as practicable, to the number of Common Shares desired and eligible to be sold by each holder of such Common Shares.

                           (ii) Priority on Secondary Registrations. If a
                  Piggyback Registration is part of an underwritten secondary registration for holders of securities of the Company (other than pursuant to Section 10(a)) and not a primary registration for the Company, and the managing underwriter(s) for such offering advise(s) the Company in writing that, in its opinion, the amount of securities to be offered should be limited in order to assure a successful offering, the amount of Registrable Securities to be included in such registration statement shall be so limited and shall be allocated among the persons selling such securities in the following order of priority: (x) first to be registered will be the securities subject to any demand or other piggyback registration rights granted by the Company before the Effective Date, (y) next to be registered will be the Registrable Securities in proportion, as nearly as practicable, to the number of Registrable Securities desired and eligible to be sold by each Holder of such Registrable Securities and (z) next to be registered will be any other Common Shares subject to similar demand or piggyback registration rights granted by the Company in proportion, as nearly as practicable, to the number of Common Shares desired and eligible to be sold by each holder of such Common Shares.

                  Notwithstanding the provisions of this Section 10(b), the Company shall have the right at any time and for any reason or for no reason after it shall have given written notice pursuant to this Section 10(b) (irrespective of whether a written request for inclusion of any such securities has been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but before the effective date thereof and, thereupon, shall be relieved from its obligation to proceed with such registration. If any registration pursuant to this paragraph (b) is an underwritten offering, the Company shall be entitled to select the underwriter or managing underwriter(s) (in the case of a syndicated offering) of such offering.

                  (c) OTHER REGISTRATION RIGHTS. In addition to the rights above provided, during the period commencing one (1) year and ending five (5) years after the Effective Date, the Company will cooperate with the then Holders of the Registrable Securities in preparing and signing one (but not more than one) registration statement, in addition to the registration statements discussed above, required in order to sell or transfer the Registrable Securities and will supply all information required therefor, but the then Holders shall pay the costs and expenses of such additional registration (including all of the Company's reasonable out-of-pocket costs and expenses); provided, however, that if the Company elects to register or qualify additional Common Shares, the cost and expense of such registration statement will be pro rated between the Company and the Holders of the Registrable Securities according to the aggregate sales price of the securities being issued. However, the Company will not be required to file a registration statement pursuant to this paragraph (c)(i) at a time when the audited financial statements required to be included therein are not available, which time shall be limited to the period commencing 135 days after the end of the Company's third quarter and ending 90 days after the end of such fiscal year; or (ii) for the period beginning with the filing of a registration statement under the Act with respect to a public offering by the Company of its securities and ending 180 days after the closing of such public offering, or
(iii) if in the reasonable opinion of the Company it would adversely impact the Company in its capital raising plans or otherwise (in which latter case filing may be delayed for up to 135 days).

                  (d) ACTION TO BE TAKEN BY THE COMPANY. In connection with the registration of Registrable Securities in accordance with paragraphs (a), (b) or
(c) of this Section 10, the Company agrees to:

                           (i) Bear the expenses of any registration or
                  qualification under paragraphs (a) or (b) of this Section 10, including, but not limited to, legal, accounting and printing fees; provided, however, that in no event shall the Company be obligated to pay any of the Holders' Expenses, which shall be paid by the Holders; and

                           (ii) Use its reasonable efforts to register or
                  qualify the Registrable Securities included in an Amendment or registration statement for offer or sale under state securities or Blue Sky laws of such jurisdictions in which the Placement Agent or such Holders shall reasonably request and do all other acts or things necessary or advisable to effect the registration or qualification of the Registrable Securities covered by such Amendment or registration statement in the various states; provided, however, that no registration or qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process, to taxation as a foreign corporation doing business in such jurisdiction, to any requirement that it qualify generally to do business as a foreign corporation in such jurisdiction, or to any requirement that it agree to restrictions on future actions by the Company to which it is not then subject.

                  (e) ACTION TO BE TAKEN BY THE HOLDERS. Any written request to exercise registration rights pursuant to paragraphs (a) or (b) of this Section 10 shall contain, as applicable, (i) a description of the proposed plan of distribution of the Registrable Securities, including the name of any underwriters, the amounts underwritten and any material relationship between any proposed underwriter and the Company, (ii) the full name of the Holder, the number of Warrants, Registrable Securities and other securities of the Company owned by such Holder and the number proposed to be registered and (iii) a description of any position, office, or other material relationship which the Holder has had within the past three years with the Company or any of its predecessors or affiliates.

                  In addition, in connection with the registration of Registrable Securities in accordance with paragraphs (a), (b) or (c) of this
Section 10, the Company's obligation shall be conditioned as to each such public offering upon a timely receipt by the Company in writing of:

                           (i) Information as to participating Holders (to the
                  extent required by the Rules and Regulations) and the terms of such public offering furnished by or on behalf of each Holder intending to make a public offering of such Holder's Registrable Securities;

                           (ii) Such other information as the Company may
                  reasonably require from such Holders, or any underwriter for any of them, for inclusion in such Registration Statement; and

                           (iii) All documents reasonably requested by any
                  underwriter in connection with the offering and any other documents customary in similar offerings, signed and delivered by such Holder, including, without limitation, underwriting agreements, custody agreements, powers of attorney, indemnification agreements, and agreements restricting other sales of securities.

                  (f) For purposes of this Section 10, (i) the term "Holder" shall include holders of Registrable Securities received upon exercise of Warrants, and (ii) the term "Registrable Securities" shall mean the Shares, if issued, until five years after the Effective Date.

                  (g) The Holders agree that, upon receipt of any notice from the Company of the happening of any of the following: (i) the issuance by the Securities and Exchange Commission of any stop order denying or suspending the effectiveness of any Amendment or registration statement covering Registrable Securities or the initiation or threatening of any proceeding for that purpose,
(ii) the Company's receipt of any stop order denying registration or suspending the qualification of the Registrable Securities for sale or the initiation or threatening of any proceeding for such purpose or (iii) the happening of any event that makes any statement made in such Amendment or registration statement, the related prospectus or any document incorporated by reference therein untrue or that requires any change in such Amendment or registration statement, prospectus or document incorporated by reference therein to make the statements not include an untrue statement of material fact or not omit any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Holders shall discontinue the disposition of Registrable Securities until the Holders receive a supplemental or amended prospectus from the Company or until the Company advises such Holders in writing that the Holders may resume the use of such prospectus, and have received copies of any additional or supplemental filings which are incorporated by reference in the prospectus. If the Company so directs, such Holders will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Holders' possession, of the prospectus covering the Registrable Securities at the time the Holders received the notice. Upon the occurrence of such event, the Company shall immediately take such action as may be necessary to resume sale of the Registrable Securities and the use of such prospectus, by amendment or otherwise.

         11. NOTICES TO HOLDERS.

                  (a) Nothing in this Agreement or in any Warrants shall be construed as conferring upon the Holders the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company prior to the exercise hereof and such Holder becoming a holder of record of Shares; provided, however, that in the event that any meeting of shareholders shall be called, the Company shall cause a notice thereof to be sent by first-class mail, postage prepaid, at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books in relation to such meeting, to each registered Holder of Warrants at such Holder's address appearing on the Warrant Register.

                  (b) If the Company intends to make any distribution on its Common Shares (or other securities which may be issuable in lieu thereof upon the exercise of Warrants), including, without limitation, any such distribution to be made in connection with a consolidation or merger in which the Company is the surviving entity, or to issue subscription rights or warrants to holders of its Common Shares, the Company shall cause a notice of its intention to make such distribution to be sent by first-class mail, postage prepaid, at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books in relation to such distribution, to each registered Holder of Warrants at such Holder's address appearing on the Warrant Register, but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such distribution.

         12. NOTICES. Any notice pursuant to this Agreement to be given by the Holder of any Warrant or the holder of any Share to the Company shall be sufficiently given or made three business days after sent by first-class mail, postage prepaid, addressed as follows, or to such other address as the Company may designate by notice given in accordance with this Section 12, to the Holders of Warrants or the holders of Shares:

                                    Somanetics Corporation
                                    1653 East Maple Road
                                    Troy, Michigan 48083-4208
                                    Attn.: President and Chief Executive Officer

         Notices or demands authorized by this Agreement to be given or made by the Company to or on the Holder of any Warrant or the holder of any Share shall be sufficiently given or made (except as otherwise provided in this Agreement) if sent by first-class mail, postage prepaid, addressed to such Holder or such holder of Shares at the address of such Holder or such holder of Shares as shown on the Warrant Register or the books of the Company, as the case may be.

         13. GOVERNING LAW. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the substantive laws of the State of New York. The Company hereby agrees to accept service of process by notice given to it pursuant to the provisions of Section 12 hereof.

         14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute one and the same instrument.


                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the Parties have caused this Warrant Agreement to be duly executed as of the day, month and year first above written.



                                             SOMANETICS CORPORATION



                                             By:
                                                 -------------------------------
                                                 Its:
                                                     ---------------------------


                                             BREAN MURRAY & CO., INC.



                                             By:
                                                 -------------------------------
                                                 Its:
                                                      --------------------------

                                   SCHEDULE I


         NAME OF                                                 NUMBER OF
         INITIAL HOLDER                                          WARRANTS
         --------------                                          --------
         Brean Murray & Co., Inc.                                 100,000

                  Total                                           100,000


                                                                       EXHIBIT A

No.                                                             100,000 Warrants
    --------


NEITHER THIS WARRANT NOR THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OR OTHER JURISDICTION. THIS WARRANT MAY NOT BE EXERCISED, AND THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE RESOLD OR OTHERWISE TRANSFERRED, UNLESS THEY ARE REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS EXEMPTIONS FROM ALL SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE.

                     VOID AFTER 5:00 P.M. NEW YORK CITY TIME

                              ON DECEMBER ___, 2006

                             SOMANETICS CORPORATION

                               Warrant Certificate

         THIS CERTIFIES THAT for value received BREAN MURRAY & CO., INC., or registered assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase at any time from December ___, 2002, until 5:00 p.m., New York City time on December ___, 2006 (the "Warrant Expiration Date"), one fully paid and nonassessable Common Share, $0.01 par value per share (a "Common Share"), of SOMANETICS CORPORATION, a Michigan corporation (the "Company"), at the purchase price of $[120% of the offering price] per Common Share (as adjusted from time to pursuant to the Warrant Agreement referenced below, the "Exercise Price") upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed. The number of Warrants evidenced by this Warrant Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above, and the Exercise Price per Common Share set forth above, are the number and Exercise Price as of the date of original issuance of the Warrants, based on the Common Shares of the Company as constituted at such date. As provided in the Warrant Agreement referred to below, the Exercise Price and the number or kind of shares which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment. The Common Shares, as so modified and adjusted, are herein referred to as the "Shares".

         This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of an agreement dated as of December __, 2001 (the "Warrant Agreement") between the Company and Brean Murray & Co., Inc., which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant

Agreement reference is hereby made for a full description of the rights, limitations of rights, duties and immunities hereunder of the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company.

         This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of Common Shares as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such holder to purchase. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

         No fractional Common Shares will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

         No holder of this Warrant Certificate will be entitled to vote, receive dividends, subscription rights or be deemed the holder of the Shares of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised and such holder shall have become a holder of record of the Shares as provided in the Warrant Agreement.

         If this Warrant shall be surrendered for exercise within any period during which the transfer books for the Shares purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for Shares purchasable upon such exercise until the date of the reopening of said transfer books, provided, however, that such books shall not be closed for longer than a 20-day period.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, SOMANETICS CORPORATION has caused the signature (or facsimile signature) of its President and its Secretary to be printed on this Warrant Certificate.

Dated December ___, 2001


                                             SOMANETICS CORPORATION


                                             By:
                                                 -------------------------------
                                                 Its: President and Chief
                                                      Executive Officer


Attest:


-----------------------------------
Mary Ann Victor, Secretary

                                     FORM OF
                                   ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificates.)

                  FOR VALUE RECEIVED ___________________________ hereby sells, assigns and transfers unto ________________________________ this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:
       -----------------------------


                                             -----------------------------------
                                             Signature

Signature Guaranteed:



                                     NOTICE

         The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                     FORM OF
                              ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Warrants)

TO:       SOMANETICS CORPORATION

         The undersigned hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate to purchase __________ Common Shares issuable upon the exercise of such Warrants and requests that certificates for such Common Shares be issued in the name of:

Please insert social security, tax identification or other identifying number

-------------------------------------

-------------------------------------

-------------------------------------

If such number of Warrants is not all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

Please insert social security, tax identification or other identifying number

                -------------------------------------

                -------------------------------------

                -------------------------------------
                (Please print name and address)

Dated:
       --------------------------------------



                                             -----------------------------------
                                             Signature

                                             (Signature must conform in all
                                             respects to name of holder as
                                             specified on the face of this
                                             Warrant Certificate)

Signature Guaranteed: